Exhibit 99.1

Investor Relations Contact: David Humphrey	Media Contact: Autumnn Mahar
Title: Vice President – Investor Relations	Title: Senior Manager, PR and Social
Phone: 479-785-6200	Phone: 479-494-8221
Email: dhumphrey@arcb.com	Email: amahar@arcb.com

ArcBest Announces Second Quarter 2022 Results

Record Quarterly Revenue, Operating Income and Net Income Demonstrate ArcBest’s Success Driving Growth and Value Creation

Strategic Growth Initiatives Solidify ArcBest’s Position as a Logistics Leader and Partner of Choice

●	Second quarter 2022 revenue of $1.4 billion increased 46.8 percent over second quarter 2021.
●	Net income improved to $102.5 million, or $4.00 per diluted share. On a non-GAAP basis, second quarter 2022 net income was $110.0 million, or $4.30 per diluted share.
●	Innovation investments contributed to revenue growth and improved profitability.

FORT SMITH, Arkansas, July 29, 2022 — ArcBest® (Nasdaq: ARCB), a leader in supply chain logistics, today reported second quarter 2022 revenue of $1.4 billion, an increase of $444.0 million compared to second quarter 2021. Each operating segment achieved at least double-digit percentage revenue growth over the prior year period. Second quarter 2022 results include the impact of the acquisition of MoLo Solutions, LLC (“MoLo”), which was completed in November 2021.

ArcBest’s second quarter 2022 operating income was $137.3 million and net income was $102.5 million, or $4.00 per diluted share, compared to operating income of $74.3 million and net income of $61.0 million, or $2.27 per diluted share, in the second quarter of 2021. The recent quarter’s revenue, operating income and net income totals were the highest of any quarter in ArcBest’s history.

Excluding certain items in both periods as identified in the attached reconciliation tables, second quarter non-GAAP operating income was $150.5 million, compared to $76.8 million in the prior-year period. On a non-GAAP basis, net income was $110.0 million, or $4.30 per diluted share, compared to $54.6 million, or $2.03 per diluted share, in the second quarter of 2021.

“ArcBest’s talented and dedicated team has been successfully executing our strategy, delivering strong financial results and driving value-enhancing growth for the benefit of our shareholders, customers and other stakeholders. The second quarter of 2022 was no exception, as we achieved 47% revenue growth due to increasing demand for our broad offering of transportation and logistics services,” said Judy R. McReynolds, ArcBest chairman, president and CEO. “As our customers’ supply chains become even more complex and economic pressures increase, our strategic focus on technology, innovation and the development of our people positions us to thrive in all environments. By advancing our strategic plan and investing capital back into the business, we continue to differentiate ArcBest and position our company as a logistics leader, our customers' partner of choice, and a consistent generator of superior value for investors.”

Second Quarter Results of Operations Comparisons

Asset-Based

Second Quarter 2022 Versus Second Quarter 2021

●	Revenue of $802.6 million compared to $652.8 million, a per-day increase of 22.9 percent.
~~●~~	Total tonnage per day increase of 3.7 percent, including an increase of 0.9 percent in LTL-rated weight per shipment.
●	Total shipments per day increased 2.0 percent.
●	Total billed revenue per hundredweight increased 17.7 percent and was positively impacted by higher fuel surcharges. Revenue per hundredweight on LTL-rated business, excluding fuel surcharge, improved by a percentage in the double digits.
●	Operating income of $116.7 million and an operating ratio of 85.5 percent compared to operating income of $63.9 million and an operating ratio of 90.2 percent. On a non-GAAP basis, operating income of $124.6 million and an operating ratio of 84.5 percent compared to operating income of $71.4 million and an operating ratio of 89.0 percent.

ArcBest’s Asset-Based business delivered strong revenue growth in the second quarter versus the prior year period due in part to a healthy pricing environment, higher fuel surcharges and an increase in ABF Freight’s average weight per shipment. Customer demand drove increases in this year’s freight shipments and tonnage resulting in growth compared to strong, double-digit percent increases in second quarter 2021. Strength in base freight rate pricing continued during the quarter reflecting the value of the logistics solutions ArcBest offers its customers during an ongoing period of supply chain volatility. ArcBest achieved higher second quarter profitability using optimization tools and improved freight data, maintaining more consistent day-to-day business levels while optimizing revenue and managing costs. Hiring initiatives continued at specific service center locations throughout the ABF Freight network and contributed to a net increase in employees.

Asset-Light‡

Second Quarter 2022 Versus Second Quarter 2021 (including the results of MoLo)

●	Revenue of $631.8 million compared to $330.3 million, a per-day increase of 91.3 percent.
●	Operating income of $29.1 million compared to $16.3 million. Prior year operating income included a $6.9 million gain on the sale of the labor services portion of the Asset-Light moving business. On a non-GAAP basis, operating income of $31.9 million compared to $10.3 million.
●	Adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) of $34.6 million compared to $12.1 million, as detailed in the attached non-GAAP reconciliation tables.

Higher market rates combined with continued customer demand for our services resulted in strong second quarter revenue growth and another quarter of record profitability in the ArcBest Asset-Light segment. Enhanced revenue and shipment totals versus the same period last year reflect the positive impact of additional truckload brokerage business from MoLo, for which the integration is on schedule. The broad range of ArcBest Asset-Light services offered through managed transportation, dedicated, expedite and international continue to be a great benefit to customers.  Each service positively contributed to improved Asset-Light profitability compared to the prior-year period as operating leverage increased due to the revenue growth of the business.

At FleetNet, revenue growth and improved profitability resulted from increases in both total events and revenue per event.

NOTE

‡ - The ArcBest and FleetNet reportable segments, combined, represent Asset-Light operations.

Conference Call

ArcBest will host a conference call with company executives to discuss the 2022 second quarter results. The call will be today, Friday, July 29, at 9:30 a.m. EDT (8:30 a.m. CDT). Interested parties are invited to listen by calling (800) 891-8357 or by joining the webcast which can be found on ArcBest’s website at arcb.com. Slides to accompany this call are included in Exhibit 99.3 of the Form 8-K filed on July 29, 2022, will be posted and available to download on the company’s website prior to the scheduled conference time, and will be included in the webcast. Following the call, a recorded playback will be available through the end of the day on September 15, 2022. To listen to the playback, dial (800) 633-8284 or (402) 977-9140 (for international callers). The conference call ID for the playback is 22019591. The conference call and playback can also be accessed, through September 15, 2022, on ArcBest’s website at arcb.com.

About ArcBest

ArcBest® (Nasdaq: ARCB) is a multibillion-dollar integrated logistics company that helps keep the global supply chain moving. Founded in 1923 and now with over 15,000 employees across more than 250 campuses and service centers, the company is a logistics powerhouse, fueled by the simple notion of finding a way to get the job done. Through innovative thinking, agility and trust, ArcBest leverages their full suite of shipping and logistics solutions to meet customers’ critical needs, each and every day. For more information, visit arcb.com.

The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995: Certain statements and information in this press release concerning results for the three months ended June 30, 2022 may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others, statements regarding (i) our expectations about our intrinsic value or our prospects for growth and value creation and (ii) our financial outlook, position, strategies, goals, and expectations. Terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “foresee,” “intend,” “may,” “plan,” “predict,” “project,” “scheduled,” “should,” “would,” and similar expressions and the negatives of such terms are intended to identify forward-looking statements. These statements are based on management’s beliefs, assumptions, and expectations based on currently available information, are not guarantees of future performance, and involve certain risks and uncertainties (some of which are beyond our control). Although we believe that the expectations reflected in these forward-looking statements are reasonable as and when made, we cannot provide assurance that our expectations will prove to be correct. Actual outcomes and results could materially differ from what is expressed, implied, or forecasted in these statements due to a number of factors, including, but not limited to: the effects of widespread outbreak of an illness or disease, including the COVID-19 pandemic, or any other public health crisis, as well as regulatory measures implemented in response to such events; external events which may adversely affect us or the third parties who provide services for us, for which our business continuity plans may not adequately prepare us, including acts of war or terrorism or military conflicts; a failure of our information systems, including disruptions or failures of services essential to our operations or upon which our information technology platforms rely, data breach, and/or cybersecurity incidents; interruption or failure of third-party software or information technology systems or licenses; untimely or ineffective development and implementation of, or failure to realize potential benefits associated with, new or enhanced technology or processes, including the pilot test program at ABF Freight; the loss or reduction of business from large customers; the ability to manage our cost structure, and the timing and performance of growth initiatives; the cost, integration, and performance of any recent or future acquisitions, including the acquisition of MoLo Solutions, LLC, and the inability to realize the anticipated benefits of the acquisition within the expected time period or at all; market fluctuations and interruptions affecting the price of our stock or the price or timing of our share repurchase programs; maintaining our corporate reputation and intellectual property rights; nationwide or global disruption in the supply chain increasing volatility in freight volumes; competitive initiatives and pricing pressures; increased prices for and decreased availability of new revenue equipment, decreases in value of used revenue equipment, and higher costs of equipment-related operating expenses such as maintenance, fuel, and related taxes; availability of fuel, the effect of volatility in fuel prices and the associated changes in fuel surcharges on securing increases in base freight rates, and the inability to collect fuel surcharges; relationships with employees, including unions, and our ability to attract, retain, and develop employees; unfavorable terms of, or the inability to reach agreement on, future collective bargaining agreements or a workforce stoppage by our employees covered under ABF Freight’s collective bargaining agreement; union employee wages and benefits, including changes in required contributions to multiemployer plans; availability and cost of reliable third-party services; our ability to secure independent owner operators and/or operational or regulatory issues related to our use of their services; litigation or claims asserted against us; governmental regulations; environmental laws and regulations, including emissions-control regulations; default on covenants of financing arrangements and the availability and terms of future financing arrangements; self-insurance claims and insurance premium costs; potential impairment of goodwill and intangible assets; general economic conditions and related shifts in market demand that impact the performance and needs of industries we serve and/or limit our customers’ access to adequate financial resources; increasing costs due to inflation; seasonal fluctuations and adverse weather conditions; and other financial, operational, and legal risks and uncertainties detailed from time to time in ArcBest Corporation’s public filings with the Securities and Exchange Commission (the “SEC”).

For additional information regarding known material factors that could cause our actual results to differ from our projected results, please see our filings with the SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events, or otherwise.

Financial Data and Operating Statistics

The following tables show financial data and operating statistics on ArcBest® and its reportable segments.

ARCBEST CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Six Months Ended
	June 30		June 30
	2022	2021	2022	2021

	(Unaudited)
	($ thousands, except share and per share data)
REVENUES	$1,392,929	$948,973	$2,728,003	$1,778,186

OPERATING EXPENSES	1,255,583	874,674	2,495,729	1,671,696

OPERATING INCOME	137,346	74,299	232,274	106,490

OTHER INCOME (COSTS)
Interest and dividend income	361	322	467	714
Interest and other related financing costs	(1,863)	(2,274)	(3,802)	(4,702)
Other, net	(2,807)	1,111	(3,633)	2,303
	(4,309)	(841)	(6,968)	(1,685)

INCOME BEFORE INCOME TAXES	133,037	73,458	225,306	104,805

INCOME TAX PROVISION	30,576	12,477	53,276	20,463

NET INCOME	$102,461	$60,981	$172,030	$84,342

EARNINGS PER COMMON SHARE
Basic	$4.16	$2.38	$6.98	$3.30
Diluted	$4.00	$2.27	$6.68	$3.13

AVERAGE COMMON SHARES OUTSTANDING
Basic	24,607,362	25,586,353	24,658,739	25,522,453
Diluted	25,596,031	26,910,796	25,756,314	26,926,133

ARCBEST CORPORATION

CONSOLIDATED BALANCE SHEETS

	June 30	December 31
	2022	2021
	(Unaudited)	Note
	($ thousands, except share data)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$127,058	$76,620
Short-term investments	76,802	48,339
Accounts receivable, less allowances (2022 - $15,991; 2021 - $13,226)	659,672	582,344
Other accounts receivable, less allowances (2022 - $703; 2021 - $690)	18,612	13,094
Prepaid expenses	32,353	40,104
Prepaid and refundable income taxes	10,310	9,654
Other	10,750	5,898
TOTAL CURRENT ASSETS	935,557	776,053

PROPERTY, PLANT AND EQUIPMENT
Land and structures	356,149	350,694
Revenue equipment	993,008	980,283
Service, office, and other equipment	276,965	251,085
Software	179,195	175,989
Leasehold improvements	20,189	16,931
	1,825,506	1,774,982
Less allowances for depreciation and amortization	1,115,887	1,079,061
	709,619	695,921

GOODWILL	299,075	300,337
INTANGIBLE ASSETS, NET	120,145	126,580
OPERATING RIGHT-OF-USE ASSETS	124,086	106,686
DEFERRED INCOME TAXES	5,655	5,470
OTHER LONG-TERM ASSETS	99,569	101,629
TOTAL ASSETS	$2,293,706	$2,112,676

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	$346,051	$311,401
Income taxes payable	17,110	12,087
Accrued expenses	304,425	305,851
Current portion of long-term debt	56,049	50,615
Current portion of operating lease liabilities	24,534	22,740
TOTAL CURRENT LIABILITIES	748,169	702,694

LONG-TERM DEBT, less current portion	169,356	174,917
OPERATING LEASE LIABILITIES, less current portion	104,253	88,835
POSTRETIREMENT LIABILITIES, less current portion	16,694	16,733
OTHER LONG-TERM LIABILITIES	132,930	135,537
DEFERRED INCOME TAXES	59,092	64,893

STOCKHOLDERS’ EQUITY
Common stock, $0.01 par value, authorized 70,000,000 shares; issued 2022: 29,614,798 shares; 2021: 29,359,597 shares	296	294
Additional paid-in capital	340,035	318,033
Retained earnings	968,417	801,314
Treasury stock, at cost, 2022: 5,109,030 shares; 2021: 4,492,514 shares	(250,510)	(194,273)
Accumulated other comprehensive income	4,974	3,699
TOTAL STOCKHOLDERS’ EQUITY	1,063,212	929,067
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,293,706	$2,112,676

Note: The balance sheet at December 31, 2021 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

ARCBEST CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended
	June 30
	2022	2021

	Unaudited
	($ thousands)
OPERATING ACTIVITIES
Net income	$172,030	$84,342
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	63,690	58,709
Amortization of intangibles	6,463	1,927
Share-based compensation expense	6,641	5,678
Provision for losses on accounts receivable	3,583	(334)
Change in deferred income taxes	(6,371)	(7,612)
Gain on sale of property and equipment	(4,073)	(8,408)
Gain on sale of subsidiary	(402)	(6,923)
Changes in operating assets and liabilities:
Receivables	(87,092)	(37,745)
Prepaid expenses	7,477	1,419
Other assets	72	25
Income taxes	4,211	12,275
Operating right-of-use assets and lease liabilities, net	114	761
Accounts payable, accrued expenses, and other liabilities	18,280	41,786
NET CASH PROVIDED BY OPERATING ACTIVITIES	184,623	145,900

INVESTING ACTIVITIES
Purchases of property, plant and equipment, net of financings	(49,682)	(25,395)
Proceeds from sale of property and equipment	9,115	10,864
Proceeds from sale of subsidiary	475	9,013
Purchases of short-term investments	(64,330)	(43,690)
Proceeds from sale of short-term investments	35,840	49,165
Capitalization of internally developed software	(8,541)	(9,477)
Business acquisition, net of cash acquired(1)	2,279	—
NET CASH USED IN INVESTING ACTIVITIES	(74,844)	(9,520)

FINANCING ACTIVITIES
Borrowings under credit facilities	58,000	—
Proceeds from notes payable	7,280	—
Payments on long-term debt	(84,905)	(54,643)
Net change in book overdrafts	6,085	(922)
Deferred financing costs	—	(189)
Payment of common stock dividends	(4,927)	(4,095)
Purchases of treasury stock	(31,237)	(8,100)
Payments for tax withheld on share-based compensation	(9,637)	(9,766)
NET CASH USED IN FINANCING ACTIVITIES	(59,341)	(77,715)

NET INCREASE IN CASH AND CASH EQUIVALENTS	50,438	58,665
Cash and cash equivalents at beginning of period	76,620	303,954
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$127,058	$362,619

NONCASH INVESTING ACTIVITIES
Equipment financed	$19,498	$8,138
Accruals for equipment received	$7,574	$5,984
Lease liabilities arising from obtaining right-of-use assets	$30,210	$6,051

1)	Represents cash received from escrow for post-closing adjustments related to the acquisition of MoLo.

ARCBEST CORPORATION

FINANCIAL STATEMENT OPERATING SEGMENT DATA AND OPERATING RATIOS

	Three Months Ended				Six Months Ended
	June 30				June 30
	2022		2021		2022		2021

	Unaudited
	($ thousands, except percentages)
REVENUES
Asset-Based	$802,622		$652,832		$1,507,933		$1,209,124

ArcBest(1)	549,655		270,748		1,144,939		523,084
FleetNet	82,132		59,547		160,510		118,710
Total Asset-Light	631,787		330,295		1,305,449		641,794

Other and eliminations	(41,480)		(34,154)		(85,379)		(72,732)
Total consolidated revenues	$1,392,929		$948,973		$2,728,003		$1,778,186

OPERATING EXPENSES
Asset-Based
Salaries, wages, and benefits	$328,068	40.9%	$302,370	46.3%	$641,565	42.5%	$588,064	48.6%
Fuel, supplies, and expenses	99,296	12.4	64,689	9.9	184,127	12.2	125,530	10.4
Operating taxes and licenses	12,823	1.6	12,303	1.9	25,316	1.7	24,551	2.0
Insurance	12,197	1.5	9,454	1.4	22,628	1.5	18,393	1.5
Communications and utilities	4,648	0.6	4,663	0.7	9,335	0.6	9,633	0.8
Depreciation and amortization	24,463	3.1	23,308	3.6	48,768	3.2	46,792	3.9
Rents and purchased transportation	121,550	15.1	95,082	14.6	224,535	14.9	170,670	14.1
Shared services	75,584	9.4	69,372	10.6	142,734	9.6	125,238	10.4
Gain on sale of property and equipment(2)	(1,370)	(0.2)	71	—	(4,065)	(0.3)	(8,624)	(0.7)
Innovative technology costs(3)	7,954	1.0	7,532	1.2	14,914	1.0	14,400	1.2
Other	753	0.1	77	—	1,386	0.1	511	—
Total Asset-Based	685,966	85.5%	588,921	90.2%	1,311,243	87.0%	1,115,158	92.2%

ArcBest(1)
Purchased transportation	$448,160	81.5%	$226,603	83.7%	$956,540	83.5%	$437,598	83.6%
Supplies and expenses	4,263	0.8	2,476	0.9	7,529	0.7	5,044	1.0
Depreciation and amortization(4)	5,468	1.0	2,366	0.9	10,648	0.9	4,752	0.9
Shared services	57,986	10.6	29,078	10.7	108,183	9.5	55,150	10.5
Gain on sale of subsidiary(5)	(402)	(0.1)	(6,923)	(2.6)	(402)	—	(6,923)	(1.3)
Other	6,701	1.2	2,021	0.8	13,846	1.2	4,071	0.8
	522,176	95.0%	255,621	94.4%	1,096,344	95.8%	499,692	95.5%
FleetNet	80,540	98.1%	58,409	98.1%	157,201	97.9%	116,549	98.2%
Total Asset-Light	602,716		314,030		1,253,545		616,241

Other and eliminations(6)	(33,099)		(28,277)		(69,059)		(59,703)
Total consolidated operating expenses	$1,255,583	90.1%	$874,674	92.2%	$2,495,729	91.5%	$1,671,696	94.0%

OPERATING INCOME
Asset-Based	$116,656		$63,911		$196,690		$93,966

ArcBest(1)	27,479		15,127		48,595		23,392
FleetNet	1,592		1,138		3,309		2,161
Total Asset-Light	29,071		16,265		51,904		25,553

Other and eliminations(6)	(8,381)		(5,877)		(16,320)		(13,029)
Total consolidated operating income	$137,346		$74,299		$232,274		$106,490

1)	The 2022 periods include the operations of MoLo, which was acquired on November 1, 2021.
2)	The six months ended June 30, 2021 include an $8.6 million gain on the sale of an unutilized service center property. The 2022 amounts primarily consist of gains on sale of replaced equipment.
3)	Represents costs associated with the freight handling pilot test program at ABF Freight.
4)	Depreciation and amortization includes amortization of intangibles associated with acquired businesses.
5)	Gain relates to the sale of the labor services portion of the ArcBest segment’s moving business in May 2021, including the contingent amount recognized in second quarter 2022 when the funds were released from escrow.
6)	“Other and eliminations” includes corporate costs for certain unallocated shared service costs which are not attributable to any segment, additional investments to offer comprehensive transportation and logistics services across multiple operating segments, and other investments in ArcBest technology and innovations, including innovative technology costs.

ARCBEST CORPORATION

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES

Non-GAAP Financial Measures

We report our financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). However, management believes that certain non-GAAP performance measures and ratios utilized for internal analysis provide analysts, investors, and others the same information that we use internally for purposes of assessing our core operating performance and provides meaningful comparisons between current and prior period results, as well as important information regarding performance trends. The use of certain non-GAAP measures improves comparability in analyzing our performance because it removes the impact of items from operating results that, in management's opinion, do not reflect our core operating performance. Other companies may calculate non-GAAP measures differently; therefore, our calculation may not be comparable to similarly titled measures of other companies. Certain information discussed in the scheduled conference call could be considered non-GAAP measures. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, our reported results. These financial measures should not be construed as better measurements than operating income, operating cash flow, net income or earnings per share, as determined under GAAP.

	Three Months Ended		Six Months Ended
	June 30		June 30
	2022	2021	2022	2021

ArcBest Corporation - Consolidated	(Unaudited)
	($ thousands, except per share data)
Operating Income
Amounts on GAAP basis	$137,346	$74,299	$232,274	$106,490
Innovative technology costs, pre-tax(1)	10,341	8,475	20,027	16,142
Purchase accounting amortization, pre-tax(2)	3,214	937	6,427	1,874
Change in fair value of contingent consideration, pre-tax(3)	—	—	810	—
Gain on sale of subsidiary, pre-tax(4)	(402)	(6,923)	(402)	(6,923)
Non-GAAP amounts	$150,499	$76,788	$259,136	$117,583

Net Income
Amounts on GAAP basis	$102,461	$60,981	$172,030	$84,342
Innovative technology costs, after-tax (includes related financing costs)(1)	7,789	6,417	15,078	12,241
Purchase accounting amortization, after-tax(2)	2,397	702	4,793	1,404
Change in fair value of contingent consideration, after-tax(3)	—	—	604	—
Gain on sale of subsidiary, after-tax(4)	(317)	(5,437)	(317)	(5,437)
Life insurance proceeds and changes in cash surrender value	2,710	(1,248)	3,503	(2,514)
Tax benefit from vested RSUs(5)	(5,059)	(6,796)	(5,929)	(6,931)
Non-GAAP amounts	$109,981	$54,619	$189,762	$83,105

Diluted Earnings Per Share
Amounts on GAAP basis	$4.00	$2.27	$6.68	$3.13
Innovative technology costs, after-tax (includes related financing costs)(1)	0.30	0.24	0.59	0.45
Purchase accounting amortization, after-tax(2)	0.09	0.03	0.19	0.05
Change in fair value of contingent consideration, after-tax(3)	—	—	0.02	—
Gain on sale of subsidiary, after-tax(4)	(0.01)	(0.20)	(0.01)	(0.20)
Life insurance proceeds and changes in cash surrender value	0.11	(0.05)	0.14	(0.09)
Tax benefit from vested RSUs(5)	(0.20)	(0.25)	(0.23)	(0.26)
Non-GAAP amounts(6)	$4.30	$2.03	$7.37	$3.09

1)	Represents costs associated with the freight handling pilot test program at ABF Freight and initiatives to optimize our performance through technological innovation, including costs related to our investment in human-centered remote operation software.
2)	Represents the amortization of acquired intangible assets related to the November 1, 2021 acquisition of MoLo and previously acquired businesses in the ArcBest segment.
3)	Represents change in fair value of the contingent consideration recorded for the MoLo acquisition. The liability for contingent consideration is remeasured at each quarterly reporting date, and any change in fair value as a result of the recurring assessments is recognized in operating income. As previously disclosed, contingent consideration for the MoLo acquisition will be paid based on achievement of certain targets of adjusted earnings before interest, taxes, depreciation, and amortization, as adjusted for certain items pursuant to the merger agreement, for years 2023 through 2025.
4)	Gain relates to the sale of the labor services portion of the ArcBest segment’s moving business in May 2021, including the contingent amount recognized in second quarter 2022 when the funds were released from escrow.
5)	Represents recognition of the tax impact for the vesting of share-based compensation.
6)	Non-GAAP EPS is calculated in total and may not foot due to rounding.

ARCBEST CORPORATION

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES – Continued

	Three Months Ended				Six Months Ended
	June 30				June 30
	2022		2021		2022		2021

Segment Operating Income Reconciliations	(Unaudited)
	($ thousands, except percentages)
Asset-Based Segment
Operating Income ($) and Operating Ratio (% of revenues)
Amounts on GAAP basis	$116,656	85.5%	$63,911	90.2%	$196,690	87.0%	$93,966	92.2%
Innovative technology costs, pre-tax(1)	7,954	(1.0)	7,532	(1.2)	14,914	(1.0)	14,400	(1.2)
Non-GAAP amounts	$124,610	84.5%	$71,443	89.0%	$211,604	86.0%	$108,366	91.0%

Asset-Light
ArcBest Segment
Operating Income ($) and Operating Ratio (% of revenues)
Amounts on GAAP basis	$27,479	95.0%	$15,127	94.4%	$48,595	95.8%	$23,392	95.5%
Purchase accounting amortization, pre-tax(2)	3,214	(0.6)	937	(0.3)	6,427	(0.6)	1,874	(0.4)
Change in fair value of contingent consideration, pre-tax(3)	—	—	—	—	810	(0.1)	—	—
Gain on sale of subsidiary, pre-tax(4)	(402)	0.1	(6,923)	2.6	(402)	—	(6,923)	1.3
Non-GAAP amounts	$30,291	94.5%	$9,141	96.7%	$55,430	95.1%	$18,343	96.4%

FleetNet Segment
Operating Income ($) and Operating Ratio (% of revenues)
Amounts on GAAP basis	$1,592	98.1%	$1,138	98.1%	$3,309	97.9%	$2,161	98.2%

Total Asset-Light
Operating Income ($) and Operating Ratio (% of revenues)
Amounts on GAAP basis	$29,071	95.4%	$16,265	95.1%	$51,904	96.0%	$25,553	96.0%
Purchase accounting amortization, pre-tax(2)	3,214	(0.5)	937	(0.3)	6,427	(0.5)	1,874	(0.3)
Change in fair value of contingent consideration, pre-tax(3)	—	—	—	—	810	(0.1)	—	—
Gain on sale of subsidiary, pre-tax(4)	(402)	0.1	(6,923)	2.1	(402)	—	(6,923)	1.1
Non-GAAP amounts	$31,883	95.0%	$10,279	96.9%	$58,739	95.4%	$20,504	96.8%

Other and Eliminations
Operating Loss ($)
Amounts on GAAP basis	$(8,381)		$(5,877)		$(16,320)		$(13,029)
Innovative technology costs, pre-tax(5)	2,387		943		5,113		1,742
Non-GAAP amounts	$(5,994)		$(4,934)		$(11,207)		$(11,287)

1)	Represents costs associated with the freight handling pilot test program at ABF Freight.
2)	Represents the amortization of acquired intangible assets related to the November 1, 2021 acquisition of MoLo and previously acquired businesses in the ArcBest segment.
3)	Represents change in fair value of the contingent consideration recorded for the MoLo acquisition, as previously described in the footnotes to the ArcBest Corporation – Consolidated non-GAAP table.
4)	Gain relates to the sale of the labor services portion of the ArcBest segment’s moving business in May 2021, including the contingent amount recognized in second quarter 2022 when the funds were released from escrow.
5)	Represents costs associated with initiative to optimize our performance through technological innovation, including costs related to our investment in human-centered remote operation software, and costs related to the freight handling pilot test program at ABF Freight.

ARCBEST CORPORATION

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES – Continued

Effective Tax Rate Reconciliation
ArcBest Corporation - Consolidated

(Unaudited)
($ thousands, except percentages)	Three Months Ended June 30, 2022
		Other	Income	Income
	Operating	Income	Before Income	Tax	Net
	Income	(Costs)	Taxes	Provision	Income	Tax Rate(6)
Amounts on GAAP basis	$137,346	$(4,309)	$133,037	$30,576	$102,461	23.0%
Innovative technology costs(1)	10,341	148	10,489	2,700	7,789	25.7
Purchase accounting amortization(2)	3,214	—	3,214	817	2,397	25.4
Change in fair value of contingent consideration(3)	—	—	—	—	—	—
Gain on sale of subsidiary(4)	(402)	—	(402)	(85)	(317)	(21.1)
Life insurance proceeds and changes in cash surrender value	—	2,710	2,710	—	2,710	—
Tax benefit from vested RSUs(5)	—	—	—	5,059	(5,059)	—
Non-GAAP amounts	$150,499	$(1,451)	$149,048	$39,067	$109,981	26.2%

	Six Months Ended June 30, 2022
		Other	Income	Income
	Operating	Income	Before Income	Tax	Net
	Income	(Costs)	Taxes	Provision	Income	Tax Rate(6)
Amounts on GAAP basis	$232,274	$(6,968)	$225,306	$53,276	$172,030	23.6%
Innovative technology costs(1)	20,027	277	20,304	5,226	15,078	25.7
Purchase accounting amortization(2)	6,427	—	6,427	1,634	4,793	25.4
Change in fair value of contingent consideration(3)	810	—	810	206	604	25.4
Gain on sale of subsidiary(4)	(402)	—	(402)	(85)	(317)	(21.1)
Life insurance proceeds and changes in cash surrender value	—	3,503	3,503	—	3,503	—
Tax benefit from vested RSUs(5)	—	—	—	5,929	(5,929)	—
Non-GAAP amounts	$259,136	$(3,188)	$255,948	$66,186	$189,762	25.9%

	Three Months Ended June 30, 2021
		Other	Income	Income
	Operating	Income	Before Income	Tax	Net
	Income	(Costs)	Taxes	Provision	Income	Tax Rate(6)
Amounts on GAAP basis	$74,299	$(841)	$73,458	$12,477	$60,981	17.0%
Innovative technology costs(1)	8,475	166	8,641	2,224	6,417	25.7
Purchase accounting amortization(2)	937	—	937	235	702	25.1
Gain on sale of subsidiary(4)	(6,923)	—	(6,923)	(1,486)	(5,437)	(21.5)
Life insurance proceeds and changes in cash surrender value	—	(1,248)	(1,248)	—	(1,248)	—
Tax benefit from vested RSUs(5)	—	—	—	6,796	(6,796)	—
Non-GAAP amounts	$76,788	$(1,923)	$74,865	$20,246	$54,619	27.0%

	Six Months Ended June 30, 2021
		Other	Income	Income
	Operating	Income	Before Income	Tax	Net
	Income	(Costs)	Taxes	Provision	Income	Tax Rate(6)
Amounts on GAAP basis	$106,490	$(1,685)	$104,805	$20,463	$84,342	19.5%
Innovative technology costs(1)	16,142	340	16,482	4,241	12,241	25.7
Purchase accounting amortization(2)	1,874	—	1,874	470	1,404	25.1
Gain on sale of subsidiary(4)	(6,923)	—	(6,923)	(1,486)	(5,437)	(21.5)
Life insurance proceeds and changes in cash surrender value	—	(2,514)	(2,514)	—	(2,514)	—
Tax benefit from vested RSUs(5)	—	—	—	6,931	(6,931)	—
Non-GAAP amounts	$117,583	$(3,859)	$113,724	$30,619	$83,105	26.9%

1)	Represents costs associated with the freight handling pilot test program at ABF Freight and initiatives to optimize our performance through technological innovation, including costs related to our investment in human-centered remote operation software.
2)	Represents the amortization of acquired intangible assets related to the November 1, 2021 acquisition of MoLo and previously acquired businesses in the ArcBest segment.
3)	Represents change in fair value of the contingent consideration recorded for the MoLo acquisition, as previously described in the footnotes to the ArcBest Corporation – Consolidated non-GAAP table.
4)	Gain relates to the sale of the labor services portion of the ArcBest segment’s moving business in May 2021, including the contingent amount recognized in second quarter 2022 when the funds were released from escrow.
5)	Represents recognition of the tax impact for the vesting of share-based compensation.
6)	Tax rate for total “Amounts on GAAP basis” represents the effective tax rate. The tax effects of non-GAAP adjustments are calculated based on the statutory rate applicable to each item based on tax jurisdiction, unless the nature of the item requires the tax effect to be estimated by applying a specific tax treatment.

ARCBEST CORPORATION

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES – Continued

Adjusted Earnings Before Interest, Taxes, Depreciation, and Amortization (Adjusted EBITDA)

Management uses Adjusted EBITDA as a key measure of performance and for business planning. The measure is particularly meaningful for analysis of operating performance because it excludes amortization of acquired intangibles and software of the Asset-Light businesses and changes in the fair value of contingent consideration, which are significant expenses resulting from strategic decisions rather than core daily operations. Additionally, Adjusted EBITDA is a primary component of the financial covenants contained in our credit agreement. The calculation of Consolidated Adjusted EBITDA as presented below begins with net income, which is the most directly comparable GAAP measure. The calculation of Asset-Light Adjusted EBITDA as presented below begins with operating income, as other income (costs), income taxes, and net income are reported at the consolidated level and not included in the operating segment financial information evaluated by management to make operating decisions.

	Three Months Ended		Six Months Ended
	June 30		June 30
	2022	2021	2022	2021

	(Unaudited)
ArcBest Corporation - Consolidated Adjusted EBITDA	($ thousands)

Net Income	$102,461	$60,981	$172,030	$84,342
Interest and other related financing costs	1,863	2,274	3,802	4,702
Income tax provision	30,576	12,477	53,276	20,463
Depreciation and amortization(1)	35,330	30,282	70,153	60,636
Amortization of share-based compensation	3,878	3,324	6,641	5,678
Change in fair value of contingent consideration(2)	—	—	810	—
Gain on sale of subsidiary(3)	(402)	(6,923)	(402)	(6,923)
Consolidated Adjusted EBITDA	$173,706	$102,415	$306,310	$168,898

	Three Months Ended		Six Months Ended
	June 30		June 30
	2022	2021	2022	2021

Asset-Light Adjusted EBITDA	(Unaudited)
	($ thousands)

ArcBest
Operating Income	$27,479	$15,127	$48,595	$23,392
Depreciation and amortization(1)	5,468	2,366	10,648	4,752
Change in fair value of contingent consideration(2)	—	—	810	—
Gain on sale of subsidiary(3)	(402)	(6,923)	(402)	(6,923)
Adjusted EBITDA	$32,545	$10,570	$59,651	$21,221

FleetNet
Operating Income	$1,592	$1,138	$3,309	$2,161
Depreciation and amortization(1)	446	413	873	828
Adjusted EBITDA	$2,038	$1,551	$4,182	$2,989

Total Asset-Light
Operating Income	$29,071	$16,265	$51,904	$25,553
Depreciation and amortization(1)	5,914	2,779	11,521	5,580
Change in fair value of contingent consideration(2)	—	—	810	—
Gain on sale of subsidiary(3)	(402)	(6,923)	(402)	(6,923)
Adjusted EBITDA	$34,583	$12,121	$63,833	$24,210

1)	Includes amortization of intangibles associated with acquired businesses.
2)	Represents change in fair value of the contingent consideration recorded for the MoLo acquisition, as previously described in the footnotes to the ArcBest Corporation – Consolidated non-GAAP table.
3)	Gain relates to the sale of the labor services portion of the ArcBest segment’s moving business in May 2021, including the contingent amount recognized in second quarter 2022 when the funds were released from escrow.

ARCBEST CORPORATION

OPERATING STATISTICS

	Three Months Ended			Six Months Ended
	June 30			June 30
	2022	2021	% Change	2022	2021	% Change

	(Unaudited)
Asset-Based

Workdays	63.5	63.5		127.0	126.5

Billed Revenue(1) / CWT	$45.76	$38.87	17.7%	$44.77	$37.54	19.3%

Billed Revenue(1) / Shipment	$632.43	$528.33	19.7%	$606.14	$495.76	22.3%

Shipments	1,276,859	1,251,791	2.0%	2,504,083	2,467,207	1.5%

Shipments / Day	20,108	19,713	2.0%	19,717	19,504	1.1%

Tonnage (Tons)	882,367	850,817	3.7%	1,695,097	1,629,232	4.0%

Tons / Day	13,896	13,399	3.7%	13,347	12,879	3.6%

Pounds / Shipment	1,382	1,359	1.7%	1,354	1,321	2.5%

Average Length of Haul (Miles)	1,096	1,107	(1.0%)	1,088	1,099	(1.0%)

1)	Revenue for undelivered freight is deferred for financial statement purposes in accordance with the Asset-Based segment revenue recognition policy. Billed revenue used for calculating revenue per hundredweight measurements has not been adjusted for the portion of revenue deferred for financial statement purposes.

	Year Over Year % Change
	Three Months Ended	Six Months Ended
	June 30, 2022	June 30, 2022
	(Unaudited)
ArcBest(2)

Revenue / Shipment	15.2%	23.5%

Shipments / Day	74.8%	79.2%

2)	Statistical data for the three and six months ended June 30, 2022 includes the operations of MoLo, which was acquired on November 1, 2021. Statistical data related to managed transportation solutions transactions is not included in the presentation of operating statistics for the ArcBest segment for the periods presented.

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